Exhibit 99.1

                         Contacts:
                         Jason D. Feldman, SVP, Investor Relations,
Treasury & Tax
Allison Poliniak, VP Investor Relations
IR@craneco.com
                         www.craneco.com

Crane Company Announces Agreement To Sell Engineered Materials Segment To
KPS Capital Partners, LP

STAMFORD, CONNECTICUT – December 2, 2024 - Crane Company (NYSE:CR) (“Crane” or the “Company”), a premier industrial manufacturing and technology company, announced that it has entered into a definitive agreement to sell its Engineered Materials business to KPS Capital Partners, LP (“KPS”) for $227 million.

Max Mitchell, Chairman of the Board, President and Chief Executive Officer of Crane Company said, “This divestiture reflects yet another important step forward following the numerous actions we have taken over the last few years to simplify our portfolio and focus our resources on our two strategic growth platforms: Aerospace & Electronics and Process Flow Technologies. Those simplification actions have included the divestiture of non-core assets including Crane Supply and the defeasement of legacy liabilities in 2022, followed by our 2023 separation transaction. Since the separation, we have continued to invest in our strategic growth platforms organically, and further strengthened those businesses with four strategic acquisitions: Baum Lined Piping, Vian Enterprises, CryoWorks, and Technifab Products. We will continue to actively manage our portfolio to drive sustainable, profitable growth for all our stakeholders.”

Mr. Mitchell concluded: “Engineered Materials is a great business with leadership positions in the markets in which it operates with dedicated Crane associates that I am very proud of, and we look forward to watching its continued growth under the ownership of KPS. I wish to thank our Engineered Materials team for their support and understanding regarding this decision."

Crane Company and KPS anticipate closing the transaction in the first quarter of fiscal year 2025 subject to customary closing conditions, including receipt of regulatory approvals.

Engineered Materials will be presented as discontinued operations beginning with results for the fourth quarter of 2024, and retrospectively for prior periods. Our last full-year 2024 adjusted earnings per diluted share (EPS) guidance published on October 28, 2024 was a range of $5.05 to $5.20. We are now updating that guidance solely to reflect Engineered Materials’ presentation as discontinued operations, and our revised adjusted EPS from continuing operations guidance is $4.71 to $4.86. For the fourth quarter of 2024, we expect adjusted EPS from continuing operations of $1.10 to $1.25.

About Crane Company

Crane Company has delivered innovation and technology-led solutions to its customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company has two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies. Crane has approximately 7,500 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

About KPS Capital Partners

KPS, through its affiliated management entities, is the manager of the KPS Special Situations Funds, a family of investment funds with approximately $21.4 billion of assets under management (as of September 30, 2024). For over three decades, the Partners of KPS have worked exclusively to realize significant capital appreciation by making controlling equity investments in manufacturing and industrial companies across a diverse array of industries, including basic materials, branded consumer, healthcare and luxury products, automotive parts, capital equipment and general manufacturing. KPS creates value for its investors by working constructively with talented management teams to make businesses better, and generates investment returns by structurally improving the strategic position, competitiveness and profitability of its portfolio companies, rather than primarily relying on financial leverage. The KPS Funds’ portfolio companies currently generate aggregate annual revenues of approximately $23.7 billion, operate 251 manufacturing facilities in 30 countries, and have approximately 65,000 employees, directly and through joint ventures worldwide (as of September 30, 2024, pro forma for recent acquisitions). The KPS investment strategy and portfolio companies are described in detail at www.kpsfund.com.

KPS Mid-Cap focuses on investments in the lower end of the middle market that require up to $200 million of initial equity capital. KPS Mid-Cap targets the same type of investment opportunities and utilizes the same investment strategy that KPS’ flagship funds have for over three decades. KPS Mid-Cap leverages and benefits from KPS’ global platform, reputation, track record, infrastructure, best practices, knowledge and experience. The KPS Mid-Cap investment team is managed by Partners Pierre de Villeméjane and Ryan Harrison, who lead a team of experienced and talented professionals.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Any statements contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly are based on management’s current assumptions, expectations, and beliefs. Forward-looking statements are subject to risks and uncertainties that could lead to actual results differing materially from those expected or implied, including, but not limited to, risks of being unable to successfully value, integrate or realize the opportunities and synergies from the businesses we acquire or to complete dispositions; and specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies and Engineered Materials. These and other risk factors are discussed in the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2023 and the other documents the Company files with the Securities and Exchange Commission. We make no representations or warranties as to the accuracy of any projections, statements or information contained in this press release. Crane assumes no (and disclaims any) obligation to revise or update any forward-looking statements.

Non-GAAP Explanation

Crane Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes a certain non-GAAP financial measure, adjusted EPS from continuing operation, that is not prepared in accordance with GAAP. This non-GAAP measure is an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Company. Our management uses certain forward-looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for Crane Company, including Adjusted EPS from Continuing Operations, are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. For Crane Company, these forward looking and projected non-GAAP measures are calculated as follows:

"Adjusted EPS from Continuing Operations" is calculated as adjusted net income from continuing operations divided by diluted shares. Adjusted net income from continuing operations is calculated as net income from continuing operations adjusted for Special Items which include transaction related expenses such as professional fees, repositioning related charges, and the impact of pension non-service costs. We believe that non-GAAP financial measures adjusted for these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

Source: Crane Company
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